UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2006
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As reported in Item 5.02 of the Current Report on Form 8-K, filed by Tween Brands, Inc. (the “Company”) with the Securities and Exchange Commission on August 10, 2006, Poe A. Timmons resigned as Senior Vice President and Chief Financial Officer of the Company, effective August 18, 2006.
     The Company entered into a General Release & Severance Agreement with Ms. Timmons on August 29, 2006 (the “Severance Agreement”). A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following summary of the Severance Agreement is qualified in its entirety by reference to the text of the Severance Agreement and capitalized terms used in this report and not otherwise defined have the meaning given to such terms in the Severance Agreement.
     Under the Severance Agreement, among other provisions, Ms. Timmons has agreed to comply with: (i) confidentiality restrictions, for an indefinite period of time, as contained in her Separation Pay Agreement; (ii) non-solicitation restrictions, for a period of 12 months from the date of resignation, as contained in her Separation Pay Agreement; and (iii) non-competition restrictions for a period of 12 months from the date of resignation.
     Subject to effectiveness of the Severance Agreement, in consideration for Ms. Timmons’ agreement to and continued compliance with the terms of the Severance Agreement, Paragraph 4 of the the Severance Agreement provides Ms. Timmons with $11,923.07 minus the deductions required by law (including applicable withholding), on a bi-weekly basis over a period of 52 weeks and ending after Ms. Timmons has received a total of 26 payments, or the date that she is employed (including self-employed) at an equivalent rate of pay, whichever occurs first. If Ms. Timmons obtains employment (including self-employment) at a lower rate of pay, she will continue to receive the differential between the two rates of pay for the balance of the 52 weeks. Furthermore, the Severance Agreement provides Ms. Timmons with the following benefits, subject to effectiveness of the Severance Agreement: (i) all vacation entitlement that is currently earned, but unused; (ii) full incentive compensation for the Spring 2006 Season pursuant to the Company’s Incentive Compensation Plan; and (iii) outplacement services up to an amount not to exceed $5,000, which services will be offered through a provider previously approved by the Company.
Item 9.01. Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	General Release and Severance Agreement by and between Poe A. Timmons and Tween Brands, Inc., dated as of August 29, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: August 30, 2006	By:	/s/ William E. May

William E. May Executive Vice President and Chief Operating Officer (Principal Financial Officer)

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